     As filed with the Securities and Exchange Commission on April 21, 2000
                                                      Registration No. 333-92471
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                            POST-EFFECTIVE AMENDMENT
                                    NO. 2 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------
                         MEDICAL ADVISORY SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                          Delaware                                                  52-1233960
(State or Other Jurisdiction of Incorporation or Organization)         (I.R.S. Employer Identification No.)

      8050 Southern Maryland Boulevard, Owings, Maryland                              20736
            (Address of Principal Executive Offices)                               (Zip Code)

                                 ---------------

                         MEDICAL ADVISORY SYSTEMS, INC.
                              AMENDED AND RESTATED
                     EMPLOYEE AND DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 ---------------
                                Ronald W. Pickett
                                    President
                        8050 Southern Maryland Boulevard
                             Owings, Maryland 20736
                     (Name and Address of Agent for Service)

                                 (301) 855-8070
          (Telephone Number, Including Area Code, of Agent for Service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE
=========================================================================================
Title of            Amount         Proposed           Proposed           Amount of
Securities To       To Be          Maximum Offering   Maximum Aggregate  Registration Fee
Be Registered       Registered     Price Per Share    Offering Price
-----------------------------------------------------------------------------------------
Common Stock,       650,000        $12.00(1)          $3,522,000         $929.81(2)
$0.005 par value
=========================================================================================

(1) Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee. The fee with respect to 372,000 shares is based on $0.50 per share, the price at which the options may be exercised. The fee with respect to 278,000 shares is based on $12.00, the average of the high and low sale prices on December 7, 1999 of the Registrant's Common Stock as reported on the American Stock Exchange.
(2) Previously paid in connection with the Form S-8 Registration Statement, filed with the Securities and Exchange Commission on December 10, 1999, Registration No. 333-92471.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

Exhibit Number      Description of Exhibit
--------------      ----------------------

4.1 Medical Advisory Systems, Inc. Amended and Restated Employee and Director Stock Option Plan (filed herewith)

5.1 Opinion of Baker & Hostetler LLP as to legality of the Common Stock and interests in the Plan being registered*

23.1                Consent of Stefanou & Company, LLP*

23.2 Consent of Baker & Hostetler LLP (included in Opinion filed as Exhibit 5 hereto)*

24.1                Powers of Attorney*

* previously filed

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Owings, State of Maryland, on this 21st day of April, 2000.

                                                  MEDICAL ADVISORY SYSTEMS, INC.

                                                  By: /s/ Ronald W. Pickett
                                                      ---------------------
                                                      Ronald W. Pickett
                                                      President

                                  EXHIBIT INDEX

Exhibit Number     Description of Exhibit
--------------     ----------------------

4.1 Medical Advisory Systems, Inc. Amended and Restated Employee and Director Stock Option Plan (filed herewith)

5.1 Opinion of Baker & Hostetler LLP as to legality of the Common Stock and interests in the Plan being registered*

23.1               Consent of Stefanou & Company, LLP*

23.2 Consent of Baker & Hostetler LLP (included in Opinion filed as Exhibit 5 hereto)*

24.1               Powers of Attorney*

* previously filed